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                                                                   EXHIBIT 10.62

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of the ___ day of August, 1995, by and between COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation having offices at 150 East 58th Street, Suite 3400, New York, New York 10155 (the "Company"), and CARL MAGNELL, an individual residing at 3709 Beaver Ford Road, Lake Ridge, Virgina 22192 (the "Employee");

                              W I T N E S S E T H:

                  WHEREAS, the Employee has substantial knowledge and experience relating to dealings with the federal government and in the international arena in environmental and other innovative technology-related business matters, and the Company desires to obtain the full-time services of the Employee to serve in an executive capacity with the Company; and

                  WHEREAS, the Employee is ready, willing and able to serve as an executive officer of the Company, all upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         Part A. Employment.

                  1. Duties. Subject to the terms and conditions of this Agreement, the Company shall employ the Employee and the Employee shall render services to the Company in the capacity and with the title of Vice President of the Company. In addition, the


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Employee shall serve in such capacities and have such titles with such of the
Company's subsidiaries as may be requested from time to time by the Company, without requirement of any additional compensation to the Employee; and, without limitation of the foregoing, the Employee shall also serve as President of a subsidiary proposed to be formed by the Company for the purpose of servicing environmental and other innovative technology-related business from governmental agencies, the branches of the military, and in the international arena (the "New Subsidiary"). In such capacity, the Employee shall, subject at all times to the direction of the Board of Directors and the Chief Executive Officer of the Company, have primary responsibility for (a) soliciting and obtaining new business for the Company from governmental agencies (federal, state and local), the branches of the military and in the international arena (subject to approval of any material commitments by the Board of Directors or the Chief Executive Officer of the Company), and (b) supervising environmental compliance matters relating to the Company.

                  2. Full-Time Employment. Throughout the period of his employment hereunder, the Employee shall devote his full and entire professional and business time, attention, knowledge and skills to faithfully, diligently and to the best of his abilities perform his duties hereunder; provided, however, that the Employee may devote a portion of his time to service as a non-salaried Senior Fellow at the Civil Engineering Research Foundation, and to other professional-related affiliations, provided that same do not

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materially interfere with the Employee's performance of his duties hereunder. It is expected that the Employee will render his services primarily from his residence in the Washington, D.C. area (unless and until the Company determines, in its sole discretion, that it is economically feasible to establish an office in the Washington, D.C. area, in which case and at which time the Employee will render his services primarily from such office), provided that the Employee will engage in such travelling as may be reasonably required in connection with the performance of his duties hereunder.

         Part B. Term of Employment; Termination of Agreement.

                  1. Term. Subject to prior termination in accordance with the provisions hereof, the term of this Agreement shall commence on September 1, 1995, and shall continue through and including August 31, 1997. The Company shall have a one-time option to renew this Agreement for an additional one year through and including August 31, 1998, which option must be exercised (if at all) by written notice thereof to the Employee given on or prior to May 31, 1997.

                  2. Termination For Cause. Anything contained in Section 1 of this Part B to the contrary notwithstanding, this Agreement may be terminated at the option of the Board of Directors of the Company for "Cause" (as hereinafter defined), effective upon the giving of written notice of termination to the Employee. As used herein, the term "Cause" shall mean and be limited to:

                           (a) any act committed by the Employee against the
Company, or any of its subsidiaries or divisions, constituting:

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(i) fraud, (ii) misappropriation of corporate opportunity, breach of fiduciary duty or non-disclosure of conflict of interest, (iii) self-dealing, (iv) embezzlement of funds, (v) felony conviction for conduct involving moral turpitude or other criminal conduct, or (vi) the disregard by the Employee of the reasonable directions of the Chief Executive Officer of the Company; or

                           (b) the breach or default by the Employee in the
performance of any material provision of this Agreement (including but not limited to Part D below); or

                           (c) alcoholism or any other form of addiction which
impairs the Employee's ability to perform his duties hereunder.

                  3. Death or Disability. Anything contained in Section 1 of this Part B to the contrary notwithstanding, this Agreement may be terminated by the Company: (i) upon the death of the Employee, or (ii) on thirty (30) days' prior written notice to the Employee, in the event that the Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of three (3) consecutive months. The initial determination as to whether the Employee is disabled or impaired shall be made by the physician regularly treating the condition causing the disability. The Company shall have the right to require the Employee to be examined by a physician duly licensed to practice medicine in the State in which the Employee has his primary residence to determine such physician's opinion as to the Employee's disability. If such

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physician's opinion differs from that of the physician treating the Employee, or a physician thereafter retained by the Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties hereto. All costs of the physician regularly treating or thereafter retained by the Employee shall be paid by the Employee. All costs of the physician retained by the Company shall be paid by the Company. If a third physician is required, then the costs of that physician shall be paid by the Company.

                  4. Optional Termination. Anything elsewhere contained in this Agreement to the contrary notwithstanding, the Company may, at any time, terminate this Agreement upon written notice given to the Employee not less than two (2) months prior to the proposed date of termination.

                  5. No Further Obligations. Upon any termination of this Agreement by the Company for "Cause" pursuant to Section 2 of this Part B, or by reason of the Employee's death or disability pursuant to Section 3 of this Part B, neither the Company nor any subsidiary or division thereof shall be liable for or be required to pay to the Employee any further remuneration, compensation or other benefits hereunder. In the event of any optional termination pursuant to Section 4 of this Part B, the Company shall continue to provide to the Employee his Base Salary (as such term is hereinafter defined) and benefits, as would otherwise be in effect,

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for a period of four (4) months following the Company's notice of termination.

         Part C. Compensation; Expenses.

                  1. Base Salary. As compensation for his services hereunder, the Company shall pay or cause to be paid to the Employee (a) during the period from the date hereof through August 31, 1996, an annual base salary of One Hundred Fifty Thousand ($150,000) Dollars per annum, and (b) from and after September 1, 1996, an annual base salary of One Hundred Eighty Thousand ($180,000) Dollars per annum. Such base salary (the "Base Salary") shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time. The Company is hereby authorized to make all necessary payroll deductions, including FICA, from the Base Salary, as are customarily made with respect to the salaries of other executive officers of the Company.

                  2. Commission. In addition to the foregoing Base Salary, the Company shall pay to the Employee, within thirty (30) days after the close of each calendar quarter during the period of the Employee's employment hereunder, a commission (the "Commission") equal to one-quarter of one (0.25%) percent of all amounts collected by the Company or its wholly-owned subsidiaries during such calendar quarter from the sale of goods or rendering of services to or on behalf of customers originated or first introduced by the Employee (regardless of when such goods were sold or such services were rendered); and, from and after the formation

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of the New Subsidiary, such commission shall extend to all collections of the
New Subsidiary during the period of the Employee's employment hereunder from the sale of goods or rendering of services. Each payment of Commission hereunder shall be accompanied by a written statement setting forth, in reasonable detail, the calculation of the subject Commission.

                  3. Bonus. At the discretion of the Board of Directors of the Company, the Employee may be awarded bonuses from time to time, based on profits of the Company. Any and all such bonuses (collectively, the "Bonuses") shall be in the sole and absolute discretion of the Board of Directors of the Company.

                  4. Benefits. In addition to the foregoing Base Salary, Commission and Bonuses, the Employee shall, throughout the period of his employment hereunder, be eligible to participate in any and all group health, group life and/or other benefit plans generally made available by the Company's subsidiary, Commodore Laboratories, Inc. ("CLI"), to its employees, provided that nothing herein contained shall be deemed to require CLI to maintain or continue any particular plan or policy.

                  5. Vacation. The Employee shall be entitled to up to four (4) weeks of vacation per year, to be taken at such times as shall be mutually agreeable to the Company and the Employee, and so as not to unduly interfere with the business of the Company. The Employee may carry over, to the next annual period hereunder, up to two (2) weeks of unused vacation time as at the end of each year of the term of this Agreement.

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                  6. Expenses. In addition to the remuneration set forth above, throughout the period of the Employee's employment hereunder, the Company shall also reimburse or cause to be reimbursed to the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that in order to be reimbursable hereunder, any such expense must be deductible (in whole or in part) by the Company for federal income tax purposes.

         Part D. Confidentiality; Non-Competition. As a material inducement to cause the Company to enter into this Agreement, the Employee hereby covenants and agrees that:

                  1. Confidential Information; Personal Relationships. The Employee shall, at all times during and subsequent to the term of this Agreement, keep secret and retain in strictest confidence all confidential matters of the Company, and the "know-how", trade secrets, technical processes, inventions, equipment specifications, equipment designs, plans, drawings, research projects, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans and strategies, project development, acquisition and bidding techniques and plans, business acquisition plans, and new personnel acquisition plans of the Company (whether now known or hereafter learned by the Employee), except to the extent that (i) such information is generally available to the public without

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restriction, (ii) the Employee obtains confidentiality agreements with respect to such confidential information, (iii) the Employee is requested by the Board of Directors of the Company or a Committee thereof, or by the Chairman, President or Chief Executive Officer of the Company, to disclose such confidential information, (iv) such information is provided to a customer of the Company pursuant to a request received from such customer in the ordinary course of business, or (v) the Employee is under compulsion of either a court order or a governmental agency's or authority's inquiry, order or request to so disclose such information.

                  2. Property of the Company.

                           (a) Except as otherwise provided herein, all lists,
records and other non-personal documents or papers (and all copies thereof) relating to the Company and/or any of its subsidiaries or divisions, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee, are and shall be the property of the Company, and shall be delivered to the Company on the date of termination of the Employee's employment with the Company, or sooner upon request of the Company at any time or from time to time.

                           (b) All inventions, including any procedures,
formulas, methods, processes, uses, apparatuses, patterns, designs, plans, drawings, devices or configurations of any kind, any and all improvements to them which are developed, discovered, made or produced, and all trade secrets and information used by the Company

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(including, without limitation, any such matters created or developed by the
Employee during the term of this Agreement), shall be the exclusive property of the Company, and shall be delivered to the Company (without the Employee retaining any copies, components or records thereof) on the date of termination of the Employee's employment with the Company; provided, however, that nothing herein contained shall be deemed to grant to the Company any property rights in any inventions or other intellectual property which may at any time be developed by the Employee which is wholly unrelated to environmental services, environmental remediation or any other business then engaged in or under development by the Company.

                  3. Employees of the Company. The Employee shall not, at any time (whether during the term of this Agreement or at any time thereafter), directly or indirectly, solicit any employee of the Company to leave his or her employment with the Company, or encourage any such employee to leave such employment without the prior written approval of the Company.

                  4. Non-Competition. For so long as the Employee shall be receiving any compensation or remuneration under this Agreement, and for a further period of three (3) years thereafter, the Employee shall not, directly or indirectly, whether individually or as an employee, stockholder (other than the passive ownership of up to 5% of the capital stock of a publicly traded corporation), partner, joint venturer, agent or other representative of any other person, firm or corporation, engage or have any interest in any business (wherever located) which is engaged in or derives any

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revenues from performing any functionally equivalent services or marketing any functionally equivalent products as those services provided and products marketed by the Company or any of its subsidiaries at the time in question.

                  5. Severability of Covenants. The Employee acknowledges and agrees that the provisions of this Part D are (a) made in consideration of the premises and undertakings of the Company set forth herein, (b) made for good, valuable and adequate consideration received and to be received by the Employee, and (c) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Company and the business and good will thereof. It is intended that the provisions of this Part D be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration and/or geographic area, only to that extent necessary to render same valid and enforceable (and in such reduced form, such provisions shall then be enforceable), and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

                  6. Equitable Remedies. The parties hereby acknowledge that, in the event of any breach or threatened breach by the Employee of the provisions of this Part D, the Company will suffer irreparable harm and will not have an adequate remedy at law.

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Accordingly, in the event of any such breach or threatened breach, the Company may seek and obtain appropriate equitable relief to restrain or enjoin such breach or threatened breach and/or to compel compliance herewith.

         Part E.           Miscellaneous.

                  1. Binding Effect. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  2. Notices. Except as herein provided, any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to a party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice. Copies of all notices hereunder shall simultaneously be sent by first class post-paid mail to Solomon, Fornari, Weiss & Moskowitz, P.C., 650 Fifth Avenue, New York, New York 10019,
Attn: Stephen A. Weiss, Esq.

                  3. Waivers. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

                  4. Captions. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall

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not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  5. Governing Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by and construed under the laws of the State of New York.

                  6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

                  7. Arbitration. Except for any court action or proceedings to obtain equitable relief in respect of the provisions of Part D above, any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before an arbitrator designated by and mutually acceptable to the Company and the Employee. In the event that the parties cannot agree to the appointment of a mutually acceptable arbitrator, the subject dispute shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in New York, New York, unless mutually agreed to otherwise. The award of any of such arbitrator(s) may be enforced in any court of competent jurisdiction.

                  8. Assignment.

                           (a) This Agreement is intended for the sole and
exclusive benefit of the parties hereto and their respective heirs,

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executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                           (b) The Employee may not assign or otherwise transfer
any of his obligations or duties hereunder to any other person, firm or corporation, it being understood and agreed that this Agreement is intended to be for the personal services of the Employee only and of no other person.

                           (c) The Company shall have the right, at any time and
from time to time, to cause any payments required hereunder to be made by any subsidiary of the Company. Furthermore, the Company may assign this Agreement to any successor-in-interest who may acquire, whether by direct purchase, sale of securities, merger or consolidation, the assets, business or properties of the Company; provided, that no such assignment shall relieve the Company of its duties and obligations to the Employee hereunder, without the prior written consent of the Employee.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                       COMMODORE ENVIRONMENTAL SERVICES, INC.

                                       By: /s/ Paul E. Hannesson
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                                           Paul E. Hannesson, President

                                           /s/ Carl Magnell
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                                                        CARL MAGNELL

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